UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

CLS HOLDINGS USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55546	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11767 South Dixie Highway, Suite 115
Miami, Florida	33156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 438-9132

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act:

None.

Item 5.07     Submission of Matters to a Vote of Security Holders

A special meeting of shareholders of CLS Holdings USA, Inc. (the “Company”) was held on Tuesday, June 4, 2019 (the “Meeting”). There were present, in person or by proxy, holders of 92,503,106 shares of common stock, which constituted 73.51% of the 125,839,095 shares eligible to vote at the Meeting.

Proposal 1: The proposal to approve an amendment to the Company's Amended and Restated Articles of Incorporation, as amended, to increase the authorized common stock, par value $0.0001 per share, from 250,000,000 shares to 750,000,000 shares was approved with the following votes:

For	Against	Abstentions	Broker Non-Votes
90,810,541	1,494,227	112,154	16,361,350

Of the shares voted, 98.26% voted in favor of Proposal 1.

Proposal 2: The proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve and adopt the Increased Capitalization Charter Amendment was approved with the following votes:

For	Against	Abstentions	Broker Non-Votes
91,027,700	1,326,242	149,164	16,275,166

Of the shares voted, 98.41% voted in favor of Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: June 5, 2019	By: /s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman and Chief Executive Officer